Exhibit 99.1

Medidata Reports Record First Quarter 2016 Results

  Record revenues of $104.2 million, a 13% year-over-year increase
  Record subscription revenue of $90.0 million, a 14% year-over-year increase
  Expands market share with Bristol-Myers Squibb deal, Medidata’s third top 25 enterprise platform customer win in the last six months

NEW YORK--(BUSINESS WIRE)--April 21, 2016--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the first quarter of 2016.

“We had a good start to the year with revenue and profitability for the first quarter coming in ahead of our expectations,” said Tarek Sherif, Medidata’s chairman and chief executive officer. “Bristol-Myers Squibb becoming the 17th top 25 global pharma to select the Medidata Clinical Cloud as its platform of choice for driving innovation is a great accomplishment, further expanding our market share of leading global pharma clients. We are excited about the positive trends we see in life sciences and continue to execute on our plans for creating value by adding innovative solutions to our industry leading platform at an accelerating pace.”

First Quarter 2016 Results

  Total revenue for the first quarter of 2016 was $104.2 million, an increase of $11.8 million, or 13%, compared with $92.4 million in the first quarter of 2015. Subscription revenue was $90.0 million, an increase of 14% compared with the same period last year.
  GAAP operating income for the quarter was $6.6 million, up 92% compared with $3.5 million in the first quarter of 2015. Non-GAAP operating income1 for the first quarter of 2016 increased to $20.1 million, up 14% compared with $17.7 million a year ago.
  GAAP net income for the first quarter of 2016 was $5.8 million, or $0.10 per diluted share, compared with $0.2 million, or $0.00 per diluted share, in the first quarter of 2015. Adjusted non-GAAP net income1 for the first quarter of 2016 was $14.1 million, or $0.25 per diluted share, up 53% compared with $9.2 million, or $0.17 per diluted share, in the first quarter of 2015. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Cash flow from operations was $12.5 million in the first quarter of 2016, compared with $16.9 million a year ago.
  Total cash, cash equivalents and marketable securities were $476.6 million at the end of the first quarter of 2016, an increase of $10.8 million, or 2%, compared with $465.8 million at the end of the first quarter of 2015.

Additional Highlights

  Medidata signed Bristol-Myers Squibb, a top 15 global pharmaceutical company, to an enterprise deal for its clinical trials. This is the third major enterprise win of a top 25 global pharmaceutical customer in the past six months, reflecting Medidata’s growing success in the competitive marketplace. In adopting the Medidata Clinical Cloud® platform across therapeutic areas, Bristol-Myers Squibb will utilize a full suite of Medidata solutions, including Medidata Rave® for electronic data capture, management and reporting and Medidata’s risk-based monitoring (RBM) solutions, Medidata TSDV and Medidata CSA, enabling better prioritization of resources around key areas of risk, such as patient safety and data quality and integrity.
  Subsequent to the close of the first quarter, Medidata acquired Intelemage, a global pioneer in medical image sharing and workflow management. The acquisition enriches the Medidata platform’s capabilities to offer an end-to-end solution to capture, manage and analyze medical imaging data – the largest and fastest growing data source in the healthcare industry – alongside data from clinical sites and patients. The acquisition also enhances Medidata’s ability to support trials in the fast-growing medical device industry.
  Medidata’s client base grew to 630 at the end of the first quarter, up 22% year over year.
  69% of clients had committed to multiple products at the end of the first quarter of 2016, up from 59% at the end of the first quarter of 2015, driven by strong adoption of Medidata Coder®, Medidata Balance®, TSDV and Patient Cloud.
  Medidata launched enhanced functionality and capabilities in the Medidata Clinical Cloud, which included the general release of Medidata Payments, the market’s only end-to-end, global payment solution powered automatically by the electronic data capture system; enhancements to Balance, adding more robust trial supply functions and enabling rapid setup of sophisticated trial designs; the first release of RaveX, the newly configured user interface; and general availability of new Patient Cloud tools for linking patient data from mobile device sensors and third-party apps to the Medidata Clinical Cloud.
  Adjusted subscription backlog2 for the remainder of the year as of March 31, 2016 was $263 million, an increase of $34 million, or 15% year over year.
  Medidata’s overall revenue retention rate was nearly 100%. The retention rate for all Medidata’s large enterprise customers over the past several years was 100%.

“Our strong first quarter performance, continued market share gains and increased customer platform adoption clearly show that our strategy is working,” said Rouven Bergmann, Medidata’s chief financial officer. "With the acquisition of our new digital image processing business, plus our emerging data analytics and digital payments business, we continue to prudently invest in future growth drivers to achieve our short and long-term goals."

Financial Outlook

For the full year 2016, the Company's guidance provided on February 10, 2016 remains unchanged:

  Revenues between $450.0 and $474.0 million, representing up to 21% year-over-year growth at constant currency.
  Professional services revenues of approximately $60.0 million.
  Non-GAAP operating income between $102.0 and $109.0 million. Based on current estimates, this would equate to GAAP operating income between $38.5 and $45.5 million.
  Adjusted non-GAAP net income, which primarily excludes the impact of stock-based compensation, non-cash interest expense associated with convertible senior notes, and amortization, tax-affected at a 40% rate, between $54.5 and $59.0 million. Based on current estimates, this would equate to GAAP net income between $16.5 and $21.0 million.
  While changes in the stock price could change the fully diluted share count, the Company is assuming 57.3 million fully diluted shares.

Conference Call

The Company plans to host its investor conference call today at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s website at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s website at http://investor.mdsol.com. A replay of the conference call can be accessed until Thursday, May 5, 2016, by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 78587438. An archive of the call will also be hosted on the “Investor” section of Medidata’s website, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is the leading global provider of cloud-based solutions for clinical research in life sciences, transforming clinical development through its advanced applications and intelligent data analytics. We are committed to advancing the competitive and scientific goals of our life sciences customers worldwide: more than 600 global pharmaceutical companies; innovative biotech, diagnostic and device firms; leading academic medical centers; and contract research organizations. Our industry-leading technology platform, the Medidata Clinical Cloud®, is the primary technology solution powering clinical trials for 17 of the world's top 25 global pharmaceutical companies, bringing new levels of productivity and quality to the clinical testing of promising medical treatments, from study design and planning through execution, management and reporting.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2015. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

(1) Non-GAAP Financial Information
Medidata provides non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the tax-affected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

(2) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals and an immaterial amount of backlog from the acquisition of Intelemage on April 1, 2016.

MEDIDATA SOLUTIONS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues
Subscription	$89,968	$78,749
Professional services	14,270	13,691
Total revenues	104,238	92,440
Cost of revenues (1)(2)
Subscription	14,329	11,473
Professional services	10,339	10,703
Total cost of revenues	24,668	22,176
Gross profit	79,570	70,264
Operating costs and expenses
Research and development (1)	28,228	21,911
Sales and marketing (1)(2)	25,458	24,318
General and administrative (1)	19,246	20,569
Total operating costs and expenses	72,932	66,798
Operating income	6,638	3,466
Interest and other income (expense)
Interest expense	(4,127)	(3,958)
Interest income	872	534
Other expense, net	(4)	(34)
Total interest and other expense, net	(3,259)	(3,458)
Income before income taxes	3,379	8
Provision for income taxes	(2,469)	(149)
Net income	$5,848	$157
Earnings per share
Basic	$0.11	$0.00
Diluted	$0.10	$0.00
Weighted average common shares outstanding
Basic	55,119	53,257
Diluted	56,365	55,658
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,210	$1,248
Research and development	2,194	1,786
Sales and marketing	1,877	2,367
General and administrative	4,969	6,269
Total stock-based compensation	$10,250	$11,670
(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$79	$179
Sales and marketing	24	29
Total amortization of intangible assets	$103	$208

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to

Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Operating income:
GAAP operating income	$6,638	$3,466
GAAP operating margins	6.4%	3.7%
Stock-based compensation	10,250	11,670
Depreciation and amortization	3,217	2,553
Non-GAAP operating income	$20,105	$17,689
Non-GAAP operating margins	19.3%	19.1%
Net income:
GAAP net income	$5,848	$157
Stock-based compensation	10,250	11,670
Amortization	103	208
Non-cash interest expense on convertible senior notes (1)	3,408	3,228
Tax impact on add-back items (2)	(5,504)	(6,042)
Adjusted non-GAAP net income	$14,105	$9,221
GAAP basic earnings per share	$0.11	$0.00
GAAP diluted earnings per share	$0.10	$0.00
Adjusted Non-GAAP basic earnings per share	$0.26	$0.17
Adjusted Non-GAAP diluted earnings per share	$0.25	$0.17
(1)

Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes issued during the third quarter of 2013. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the Company and the debt issuance costs do not represent a cash outflow for the Company except in the period the notes were issued; therefore both are not indicative of our continuing operations.

(2)	Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three months ended March 31, 2016 and 2015. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the tax-affected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share data)

	March 31, 2016	December 31, 2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$87,669	$49,562
Marketable securities	235,859	220,126
Accounts receivable, net of allowance for doubtful accounts of $1,758 and $1,992, respectively	77,654	90,590
Prepaid commission expense	2,472	1,670
Prepaid expenses and other current assets	19,469	21,165
Deferred income taxes	94	88
Total current assets	423,217	383,201
Restricted cash	5,756	5,755
Furniture, fixtures and equipment, net	51,919	51,043
Marketable securities, long-term	153,096	209,041
Goodwill	18,662	18,797
Intangible assets, net	1,067	1,172
Deferred income taxes, long-term	12,144	12,128
Other assets (1)	8,065	3,043
Total assets (1)	$673,926	$684,180
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,918	$6,283
Accrued payroll and other compensation	13,472	23,744
Accrued expenses and other	13,804	15,469
Deferred revenue	71,031	75,582
Total current liabilities	100,225	121,078
Noncurrent liabilities:
1.00% convertible senior notes, net (1)	252,895	249,487
Deferred revenue, less current portion	2,748	2,993
Deferred tax liabilities	429	414
Other long-term liabilities	23,276	26,052
Total noncurrent liabilities (1)	279,348	278,946
Total liabilities (1)	379,573	400,024
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 60,669 and 59,455 shares issued; 57,213 and 56,311 shares outstanding, respectively	606	594
Additional paid-in capital	376,747	364,973
Treasury stock, 3,456 and 3,144 shares, respectively	(109,464)	(100,806)
Accumulated other comprehensive loss	(2,183)	(3,404)
Retained earnings	28,647	22,799
Total stockholders' equity	294,353	284,156
Total liabilities and stockholders' equity (1)	$673,926	$684,180
(1)	As of December 31, 2015, $3.3 million of unamortized debt issuance costs have been reclassified from other assets to 1.00% convertible senior notes, net, in order to conform to current period presentation. This change is in conjunction with the 2016 adoption of recently issued accounting guidance which requires unamortized debt issuance costs to be presented as a reduction of the carrying amount of the associated debt.

MEDIDATA SOLUTIONS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Amounts in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$5,848	$157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,217	2,553
Stock-based compensation	10,250	11,670
Amortization of discounts or premiums on marketable securities	983	1,309
Deferred income taxes	(86)	683
Amortization of debt issuance costs	319	319
Amortization of debt discount	3,089	2,909
Excess tax benefit associated with equity awards	(1,341)	(215)
Provision for doubtful accounts	371	300
Loss on fixed asset disposal	4	—
Changes in operating assets and liabilities:
Accounts receivable	4,635	(16,643)
Prepaid commission expense	(2,738)	(46)
Prepaid expenses and other current assets	1,199	(2,425)
Other assets	(2,590)	1,676
Accounts payable	(1,297)	2,755
Accrued payroll and other compensation	(10,052)	(4,043)
Accrued expenses and other	238	(272)
Deferred revenue	3,134	16,375
Other long-term liabilities	(2,720)	(197)
Net cash provided by operating activities	12,463	16,865
Cash flows from investing activities
Purchase of furniture, fixtures and equipment	(7,589)	(3,451)
Purchase of available-for-sale securities	(28,815)	(49,724)
Proceeds from sale of available-for-sale securities	69,352	71,833
Net cash provided by investing activities	32,948	18,658
Cash flows from financing activities
Proceeds from exercise of stock options	194	3,702
Proceeds from employee stock purchase plan	1,819	1,519
Excess tax benefit associated with equity awards	1,341	215
Repayment of obligations under capital leases	—	(9)
Acquisition of treasury stock	(10,831)	(8,928)
Net cash used in financing activities	(7,477)	(3,501)
Effect of exchange rate changes on cash and cash equivalents	173	(67)
Net increase in cash and cash equivalents	38,107	31,955
Cash and cash equivalents - beginning of period	49,562	39,517
Cash and cash equivalents - end of period	$87,669	$71,472

CONTACT:
Medidata Solutions
Investors:
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media:
Nicole Pariser, 212-659-1069
npariser@mdsol.com